UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.95% Senior Notes due 2060	UZA	New York Stock Exchange
7.25% Senior Notes due 2063	UZB	New York Stock Exchange
7.25% Senior Notes due 2064	UZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
This Current Report on Form 8-K is being filed by United States Cellular Corporation (U.S. Cellular) to describe and file as Exhibits forms of agreement with respect to "named executive officers" of U.S. Cellular as specified in paragraph (e) of Item 5.02 of Form 8-K.

2020 Executive Officer Annual Incentive Plan
As of March 23, 2020, the U.S. Cellular 2020 Executive Officer Annual Incentive Plan (2020 Executive Plan) was approved both by U.S. Cellular’s Chairman and by U.S. Cellular’s President and Chief Executive Officer. Neither the Chairman nor the President and Chief Executive Officer participate in such plan.
The purposes of the 2020 Executive Plan are: to provide incentive for the executive officers of U.S. Cellular to extend their best efforts towards achieving superior results in relation to key performance targets; to reward U.S. Cellular executive officers in relation to their success in meeting and exceeding the performance targets; and to attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the 2020 Executive Plan are all executive officers of U.S. Cellular, who are defined in the 2020 Executive Plan as all Executive Vice Presidents.
The following performance measures will be considered for the purposes of the 2020 Executive Plan:

Performance Measures	Component Weighting	Overall Plan Weighting
Consolidated Total Service Revenues	30%	18%
Consolidated Operating Cash Flow	30%	18%
Consolidated Capital Expenditures	15%	9%
Customer Engagement	15%	9%
Consolidated Equivalent Handset Net Additions	10%	6%
Company Performance		60%
Chairman Assessment on Strategic Initiatives		10%
Individual Performance		30%
2020 Officer Annual Incentive Plan
As of March 23, 2020, the U.S. Cellular 2020 Officer Annual Incentive Plan (2020 Officer Plan) was approved both by U.S. Cellular’s Chairman and by U.S. Cellular’s President and Chief Executive Officer. Neither the Chairman nor the President and Chief Executive Officer participate in such plan.
The purposes of the 2020 Officer Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts towards achieving superior results in relation to key business performance targets; to reward U.S. Cellular officers in relation to their success in meeting and exceeding the performance targets; and to attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the 2020 Officer Plan are all U.S. Cellular Senior Vice Presidents and Vice Presidents not eligible to participate in the 2020 Executive Plan.
The following performance measures will be considered for the purposes of the 2020 Officer Plan:

Performance Measures	Component Weighting	Overall Plan Weighting
Consolidated Total Service Revenues	30%	12%
Consolidated Operating Cash Flow	30%	12%
Consolidated Capital Expenditures	15%	6%
Customer Engagement	15%	6%
Consolidated Equivalent Handset Net Additions	10%	4%
Company Performance		40%
Team Performance		40%
Individual Performance		20%

General Bonus Information

It is anticipated that bonuses for 2020 will be paid in March 2021 on or before March 15, 2021 (bonus payout date), or as soon as administratively practicable after March 15, 2021, but in no event later than December 31, 2021. However, in the event of a payout in connection with retirement or death, the bonus will be paid as soon as administratively possible following such retirement or death, but no later than the bonus payout date. No bonus is due unless an executive officer or officer remains employed through the bonus payout date except that an executive officer or officer who separates due to retirement or death is eligible for a pro-rated bonus. In addition, the President and CEO may approve a bonus, or a pro-rated bonus, for an executive officer or officer who is not employed through the bonus payout date.

Any compensation earned or paid pursuant to the 2020 Executive Plan or 2020 Officer Plan is subject to forfeiture, recovery by U.S. Cellular or other action pursuant to any clawback or recoupment policy which U.S. Cellular may adopt from time to time, including without limitation any such policy which U.S. Cellular may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

The foregoing descriptions of the 2020 Executive Plan and the 2020 Officer Plan are not purported to be complete with respect to the material terms of such plans and are qualified by reference to the complete 2020 Executive Plan and 2020 Officer Plan for the material terms of such plans, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1	United States Cellular Corporation 2020 Executive Officer Annual Incentive Plan effective January 1, 2020.

10.2	United States Cellular Corporation 2020 Officer Annual Incentive Plan effective January 1, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	March 26, 2020	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Senior Vice President, Chief Financial Officer and Treasurer
(principal financial officer)